Exhibit 99.2

Exhibit 99.2 - Explanation of Non-GAAP Financial Measures

This Exhibit 99.2 to the accompanying Current Report on Form 8-K of DeFi Development Corp. (“we,” “us,” or “our”) provides a discussion of the reasons we believe that the inclusion of certain non-GAAP financial measures, as presented in the earnings press release furnished as Exhibit 99.1 to this Form 8-K, offers useful supplemental information to investors regarding our operating performance. Where applicable, this Exhibit also describes any additional purposes for which management utilizes these non-GAAP financial measures.

Reconciliations between each non-GAAP financial measure and the most directly comparable financial measure calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) are provided within the earnings press release itself. Non-GAAP financial information should be viewed as a supplement to, and not as a substitute for, the comparable GAAP measures such as operating income, net income, earnings per share, net cash provided by operating activities, or other performance and liquidity metrics prepared in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Earnings per Share (“EPS”)

Adjusted net income (loss) and adjusted EPS are non-GAAP financial measures that management believes are useful to investors in evaluating period-over-period comparability and the results of our ongoing operations. Adjusted net income (loss) and adjusted EPS are defined as net income (loss) including the impact of interest expense associated with convertible notes and diluted earnings per common share, respectively, adjusted to exclude the impact of certain events, loss on dispositions, or other charges that affect period-over-period comparability.